CONTRACT OF ASSURANCE


This contract is signed by and between the following parties on the 30th day of October, 1996 in Huizhou, Guangdong Province, China:


Guarantor A:  Huizhou Highway Bureau
Guarantor B:  Huizhou Highway Property Development Company
Guarantee:    Guanghui Highway Project Company Limited

     WHEREAS Guarantor B is a wholly-owned subsidiary of Guarantor A;

     WHEREAS  Guarantor  B and  Guarantee  have  signed a  Cooperative  Contract
(hereinafter "the Cooperative Contract") on the 5th day of August, 1996 concerning the establishment of Huizhou Guanghui Highway Development Company Limited. During the existence of the Huizhou Guanghui Highway Development Company Limited (hereinafter "the Cooperative Company"), the Cooperative Company shall take precedence to pay Guarantee a certain Minimum Amount of Distribution annually according to the stipulations in the Cooperative Contract and other agreements made by both parties,

     WHEREAS Guarantor A and Guarantor B both consent to ensure Guarantee shall receive the profit, not less than the Minimum Amount of Distribution, from the Cooperative Company at each installment;

     NOW THEREFORE, in consideration of the foregoing, the adequacy which is hereby acknowledged, the parties hereto covenant and agree as follows:

     1. Otherwise indicated in this contract, the terms shall have the meanings as follows:

          i.   "Guarantor" means Guarantor A and Guarantor B;

          ii. "Stipulation of Distribution" means the stipulation of the Cooperative Company to distribute the operating revenue to those two cooperative parties mentioned in the Cooperative Contract and other agreements made by them;

          iii. "Minimum Amount of Distribution" means, according to the Stipulations of Distribution, the minimum amount of distribution of the operating revenue that the Cooperative Company distributes to Guarantee by installments;

          iv. "Distribution Day" means the day that the Cooperative Company, according to the stipulations of distribution, distributes the operating revenue to Guarantee ;


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          v.   "Distribution  Difference" means, according to the Stipulation of
               Distribution,  the  difference  between the actual amount and the
               minimum  amount  of  distribution   given  to  Guarantee  by  the
               Cooperative Company.

     2. During the existence of the Cooperative Company, Guarantor shall guarantee non-rescinding and unconditionally, if, according to the Stipulation of Distribution, the operating revenue in any stage distributed to Guarantee by the Cooperative Company is less than the Minimum Amount of Distribution, Guarantor shall deposit the Distribution Difference into the designated bank account of Guarantee within 5 days upon the Distribution Day.

     3. If Guarantor fails to pay the Distribution Difference, according to the stipulation in paragraph 2, to Guarantee on schedule, Guarantor shall additionally pay the interest of breach of contract to Guarantee. The interest of breach of contract is calculated by using 0.2% of the Distribution Difference as the daily interest, starting from the Distribution Day and until the Distribution Difference and the interest of breach of contract owed by Guarantor have all been paid off.

     4. The average monthly revenue in 1996 of Guangshan Highway Chentang toll booth, which is wholly-owned by Guarantor, is approximately RMB4.5 million. In order to implement the stipulation in paragraph 2, Guarantor has agreed to use the operating revenue of Chentang toll booth as the reserve to pay Distribution Difference. Guarantor has also agreed to deposit all the operating revenue from Chentang toll booth to the designated account (hereinafter "designated account") mentioned in Appendix II of the Cooperative Contract, so as to deposit the designated account with sufficient reserve to pay the Minimum Amount of Distribution for 3 months. Guarantee shall, according to the Stipulation of Distribution, calculate the Minimum Amount of
          Distribution for the next 3 months and inform the bank of the designated account, and this amount shall be the Minimum Deposit (hereinafter " the Minimum Deposit") maintained in the designated account. When the total cash deposit in the designated account exceeds the Minimum Deposit, Guarantor can make use of the money in the designated account contributed by Guarantor itself, but a total amount exceeding the Minimum Deposit shall be maintained. When the total cash deposit in the designated account is less than the Minimum Deposit, it can only be withdrawn with the written consent made by both parties.

          If the operating revenue from Guangshan Highway Chentang toll booth fails to provide sufficient cash reserve, Guarantor has agreed to deposit the designated account with its own revenues and other cash


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          income  source in order to  maintain  sufficient  cash  reserve to pay
          Minimum Amount of Distribution.

          Guarantor must prove in evidence the holding the Guangshan Highway toll booth and other ownership and penalty right of the toll booth as to guarantee to have the Minimum Amount of Distribution.

     5.   Guarantor hereby represents and guarantees:

          i. Guarantor shall have the right to sign this Contract in accordance with the laws of the PRC and have sufficient economic and financial abilities to fulfill the obligations stipulated in this Contract. This Contract shall be signed by Guarantor with effective procedure and shall be binding since the date of signing.

          ii. Guarantor has taken all the appropriate actions and gained the necessary authorization to sign and fulfill the obligations in this Contract.

          iii. In case the payment, for fulfillment of assurance obligation, to Guarantee is paid off by Guarantor, no taxes shall be deducted.

          iv. The reorganization, changes of status and financial position of Guarantor shall not affect its fulfillment of obligations.

          v. This Contract shall have the same binding effect to the merger, acquisitor, assignee, partner, representative and any other successor of Guarantor.

     6. The assurance made between Guarantor A and Guarantor B under this Contract shall be a joint assurance. Guarantee shall request either Guarantor bear all or part of the assurance obligations.

     7. The Contract of Assurance specifies the basic obligations and liabilities of the guarantor. The Contract of Assurance shall be continued to be effective regardless of any change in the ability of the performance of the cooperative company or obligation of the cooperative company under the cooperative contract. In addition, should there is any further amendment in the cooperative contract or supplementary contract in the future, the assurance obligations of the guarantor will be accorded with the payment obligation of the guarantee by the cooperative company specified in the supplementary contract after amendment.

     8. Solely for the Contract of Assurance, the guarantor shall not waive any obligations of the guarantee stipulated in the Contract of Assurance should the guarantee makes any delay on payment and concession.


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     9.   The  Contract of Assurance is still  effective  until the  cooperative corporation  and guarantor  settle all payments in accordance with the
          provisions   stipulated   in  the   cooperative   contract   and   the
          supplementary contract.

     10. The following situations shall not affect, weaken, alter, restrict or eliminate the assurance obligations of the guarantor. The guarantor shall continue to completely fulfill its assurance obligations.

          (a) The cooperative company is allowed to extend the cooperative period after consultation from the three parties.

          (b) Part of the provisions of the cooperative agreement is invalid or either Party A or Party B breaches the contract.

          (c)  The  court  and   administrative   department   concerned  impose
               mandatory execution on the properties of the cooperative company in order to pay for any liabilities of the cooperative company.

     11. Any disputes arising from the execution of , or in connection with the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Shenzhen branch of the Foreign Economic and Trade Arbitration Commission in accordance with its rules of procedure. The arbitrative award is final and binding upon both parties. All expenses arising from the arbitration shall be borne by the loser.

          During the arbitration process, apart from the section of the contract which the dispute is arisen. Both parties shall continue to fulfill the remaining part of the contract.

     12. This contract is written in Chinese with three original copies which are all binding. The guarantor and the guarantee both keep an original copy after the contract is signed and stamped. The duplicated copy will be duplicated if necessary and will be delivered to the concerned unit for filing.


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Guarantor A: Huizhou Highway Department   Guarantor B: Huizhou Highway Property
                                                       Development Company


Authorized Representative: (Signature)    Authorized Representative: (Signature)



Seal:                                     Seal:



Guarantee: Guanghui Highway Project Company Limited


Authorized Representative: (Signature, Mr. Yiu Yat On)


Seal:


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                                  NOTARIZATION






   NOTARY OFFICE, HUIZHOU, GUANGZHOU PROVINCE, THE PEOPLES' REPUBLIC OF CHINA